EXHIBIT 5

KILPATRICK TOWNSEN & STOCKTON LLP Suite 2800 1100 Peachtree St. Atlanta GA 30309-4528 t 404 815 6500 f 404 815 6555

June 29, 2011

United Community Banks, Inc.
125 Highway 515
Blairsville, Georgia 30512

Re:           United Community Banks, Inc.
 Registration Statement on Form S-1 (File No. 333-      )

Ladies and Gentlemen:

We have acted as counsel to United Community Banks, Inc., a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, related to the potential resale from time to time by the selling shareholders named therein (the “Selling Shareholders”) of the following securities of the Company: (i) 24,085,777 shares of common stock, par value $1.00 per share (the “Common Stock”); and (ii) 15,914,209 shares of non-voting common stock, par value $1.00 per share (the “Non-Voting Common Stock”).  The Common Stock and the Non-Voting Common Stock are referred to herein as the “Securities”.

The Securities were sold to the Selling Shareholders in a private placement that closed on March 30, 2011.  The Company is registering the resale of the Securities as required by the investment agreement and subscription agreements the Company entered into with the Selling Shareholders.

We have examined the originals, or duplicates or conformed copies, of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments we have deemed relevant and necessary for purposes of the opinions hereinafter set forth.  In addition, we have examined the Registration Statement and have made such other investigation of law and fact as we have deemed necessary in order to enable us to render this opinion.

With respect to matters of fact, we have relied upon information provided to us by the Company with no further investigation.  With respect to all examined documents, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.  We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) have become effective and will continue to be effective at the time of the resale of any Securities; (ii) if necessary, a prospectus supplement will have been prepared and filed with the Commission describing any Securities offered thereby or any Selling Shareholders; (iii) all Securities will be sold in the manner stated in the Registration Statement and, if necessary, the applicable post-effective amendment; and (iv) at the time of the offering, there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities.

ATLANTA   AUGUSTA   CHARLOTTE   DENVER   DUBAI   NEW YORK   OAKLAND   PALO ALTO   RALEIGH   SAN DIEGO   SAN FRANCISCO   SEATTLE   STOCKHOLM   TAIPEI   TOKYO   WALNUT CREEK   WASHINGTON, DC   WINSTON-SALEM

Letter to United Community Banks, Inc.
June 29, 2011

Based on and subject to the foregoing, it is our opinion that (i) the Securities to be sold by the Selling Shareholders have been duly authorized by appropriate corporate actions and approved by the Company’s Board of Directors; and (ii) the Securities, when sold in the manner and for the consideration contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinions set forth herein are limited to the laws of the State of Georgia and any federal laws of the United States of America, and we do not express any opinion herein concerning any other law.  This opinion letter is provided solely in connection with the offer and sale of the Securities by the Selling Shareholders and may not be relied upon, quoted or used for any other purpose without our prior written consent.  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the “Legal Matters” section of the prospectuses constituting a part of the Registration Statement.

KILPATRICK TOWNSEND & STOCKTON LLP

By: /s/ James W. Stevens
James W. Stevens, a Partner